Exhibit 23.1

TAUBER & BALSER, P.C.

Certified Public Accountants

1155 Perimeter Center West

Suite 600

Atlanta, GA 30338

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this registration statement of Next, Inc. and Subsidiaries on Amendment No. 2 to Registration Statement on Form SB-2, to be filed on or about April 27, 2006, of our report dated January 7, 2005 appearing in the Company’s Form 10-KSB filed on or about February 24, 2006.

/s/ Tauber & Balser, P.C.
Tauber & Balser, P.C. Atlanta, Georgia April 27, 2006